UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 31, 2012

MGP Ingredients, Inc.
(Exact name of registrant as specified in its charter)

KANSAS	0-17196	45-4082531
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cray Business Plaza
100 Commercial Street
Box 130
Atchison, Kansas 66002
 (Address of principal executive offices) (Zip Code)

(913) 367-1480
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders

(a)	The annual meeting of stockholders of the Company was held on May 31, 2012.

(b)	(i) At the annual meeting, the following persons were elected to the Board of Directors:

A.
Linda E. Miller was elected to serve as a Group A Director for a term expiring in 2015 with 9,426,157 common share votes cast for her election and 231,533 withheld.  There were 6,215,173 broker non-votes;

B.
Daryl R. Schaller was elected to serve as a Group A Director for a term expiring in 2015 with 9,546,484 common share votes cast for his election and 158,974 withheld.  There were 6,215,173 broker non-votes; and

C.	Michael Braude was elected to serve as a Group B Director for a term expiring in 2015 with 415 preferred share votes cast for his election and 13 withheld.

(ii)   At the annual meeting, stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2012 with 15,671,318 votes in favor, 65,438 votes against, and 179,340 abstaining.  There were no broker non-votes.

(iii)  At the annual meeting, stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as set forth in the proxy statement relating to that meeting with 9,129,432 votes for, 266,973 votes against, 309,052 abstaining.  In addition, there were 6,215,173 broker  non-votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MGP INGREDIENTS, INC.

Date: May 31, 2012	By:	/s/ Tim Newkirk
Tim Newkirk, President and Chief Executive Officer